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                                                                  CONFORMED COPY


                           AMENDMENT NO. 4 dated as of November 12, 1998 (this
                  "Amendment"), to the Credit Agreement dated as of January 7, 1998, as amended by Amendment No. 1 and Waiver dated as of March 16, 1998, Amendment No. 2 and Waiver dated as of May 21, 1998, and Amendment No. 3 and Waiver dated as of July 16, 1998 (the "Credit Agreement"), among DENNY'S, INC., a California corporation, EL POLLO LOCO, INC., a Delaware corporation, FLAGSTAR ENTERPRISES, INC., an Alabama corporation, FLAGSTAR SYSTEMS, INC., a Delaware corporation, QUINCY'S RESTAURANTS, INC., an Alabama corporation (each of the foregoing, except for FLAGSTAR ENTERPRISES, INC. and QUINCY'S RESTAURANTS, INC., for purposes of this Amendment and the Credit Agreement, individually, a "Borrower" and, collectively, the "Borrowers"), ADVANTICA RESTAURANT GROUP, INC., a Delaware corporation ("Parent"), the Lenders (as defined in Article I of the Credit Agreement) and THE CHASE MANHATTAN BANK, a New York banking corporation, as swingline lender (in such capacity, the "Swingline Lender"), as issuing bank, as administrative agent (in such capacity, the "Administrative Agent") and as collateral agent (in such capacity, the "Collateral Agent") for the Lenders.

         A. The Lenders have extended credit to the Borrowers, and have agreed to extend credit to the Borrowers, in each case pursuant to the terms and subject to the conditions set forth in the Credit Agreement.

         B. Parent and the Borrowers have requested that the Required Lenders agree to amend certain provisions of the Credit Agreement.

         C. The Required Lenders are willing to agree to such amendments, on the terms and subject to the conditions set forth herein.

         D. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Credit Agreement after giving effect to this Amendment.

         Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

         SECTION 1. Amendment. (a) Section 1.01 of the Credit Agreement is hereby amended as follows:

         (i) by inserting the following definitions in the appropriate alphabetical order:

                  "'FRD Restructuring' shall mean, collectively: (a) the consummation of the exchange of FRD Senior Notes for New Senior Notes (Series II) and/or cash pursuant to the FRD Senior Notes Exchange Offer; (b) the effectiveness of the New Senior Notes (Series II) Indenture upon consummation of the FRD Senior Notes Exchange Offer; (c) FRD's receipt in response to the FRD Senior Notes Consent Solicitation of consents from holders representing at least a majority in aggregate principal amount of the FRD Senior Notes approving the FRD Senior Notes Supplemental Indenture; (d) the effectiveness of such FRD Senior Notes Supplemental Indenture; and (e) the payment in full of all principal, interest, fees and other amounts due under, the discharge of all obligations (other than indemnification obligations that would customarily survive termination) and security interests related to, and the permanent termination of, the FRI-M Credit Agreement."


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                  "'FRD Restructuring Offering Memorandum' shall mean the
         Offering Memorandum and Solicitation Statement, dated as November 12, 1998, of Parent and FRD with respect to the FRD Senior Notes Exchange Offer and the FRD Senior Notes Consent Solicitation."

                  "'FRD Senior Notes' shall mean FRD's 12-1/2% Senior Notes due 2004."

                  "'FRD Senior Notes Consent Solicitation' shall mean FRD's solicitation of consents from holders of the FRD Senior Notes to the amendments to the FRD Senior Notes Indenture set forth in the FRD Senior Notes Supplemental Indenture and as more particularly described in the FRD Restructuring Offering Memorandum."

                  "'FRD Senior Notes Documents' shall mean the FRD Senior Notes, the FRD Senior Notes Indenture, the FRD Senior Notes Supplemental Indenture and all material agreements, documents and instruments related thereto, in each case as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof."

                  "'FRD Senior Notes Exchange Offer' shall mean the offer by Parent to holders of FRD Senior Notes to exchange such FRD Senior Notes for (i) a specified cash payment, (ii) a specified principal amount of New Senior Notes (Series II) or (iii) a combination of cash and New Senior Notes (Series II), at each holder's option in such proportion as the holder shall determine, subject to (A) the condition, among others, that at least a majority of the aggregate principal amount of FRD Senior Notes must be tendered and not withdrawn and (B) Advantica's right to reallocate tenders of FRD Senior Notes for New Senior Notes (Series II) or cash in order to cause the aggregate principal amount of FRD Senior Notes tendered for cash to be not less than $60,000,000 and not more than $80,000,000, all as more particularly described in the FRD Restructuring Offering Memorandum."

                  "'FRD Senior Notes Indenture' shall mean the Indenture with respect to the FRD Senior Notes between FRD and The Bank of New York, as trustee, as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof."

                  "'FRD Senior Notes Supplemental Indenture' shall mean the Supplemental Indenture to the FRD Senior Notes Indenture to be entered into by FRD and The Bank of New York, as trustee, to effect the amendments to the FRD Senior Notes Indenture contemplated by the FRD Senior Notes Consent Solicitation, as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof."

                  "'FRI-M' shall mean FRI-M Corporation, a Delaware corporation and a direct, wholly owned subsidiary of FRD."

                  "'FRI-M Credit Agreement' shall mean the Credit Agreement dated as of May 23, 1996, as heretofore amended, among FRD, FRI-M, certain financial institutions and Credit Lyonnais New York Branch, as administrative agent."

                  "'New Senior Notes (Series I)' shall mean Parent's 11-1/4% Senior Notes due 2008 issued as part of the Emergence Transactions."

                  "'New Senior Notes (Series I) Indenture' shall mean the Indenture with respect to the New Senior Notes (Series I) between Parent and the New Senior

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         Notes Trustee, as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof."

                  "'New Senior Notes (Series II)' shall mean Parent's 11-1/4% Senior Notes due 2008 to be issued as part of the FRD Senior Notes Exchange Offer or any senior notes of Parent ("New Senior Exchange Notes") issued in exchange for New Senior Notes (Series II) and having terms substantially identical to the terms of the New Senior Notes (Series II) (with certain additional provisions relating to restrictions on transfers of New Senior Notes (Series II) issued as part of the FRD Senior Notes Exchange Offer and certain registration rights in respect thereof), all as contemplated by the FRD Restructuring Offering Memorandum."

                  "'New Senior Notes (Series II) Indenture' shall mean the Indenture with respect to the New Senior Notes (Series II) (including any New Senior Exchange Notes) between Parent and the New Senior Notes Trustee, as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof."

                  "'Remaining H&Q Net Cash Proceeds' shall mean, at any time,
         (a) $245,000,000 less (b) the aggregate amount of the Net Cash Proceeds of the Enterprise Sale and the Quincy's Sale that prior to such time has been applied to (i) pay Indebtedness (including the repayment of all amounts due under the FRI- M Credit Agreement in connection with the FRD Restructuring), (ii) purchase New Senior Notes and/or FRD Senior Notes (including pursuant to any Net Proceeds Offer (as defined in the New Senior Notes Indenture) and in connection with the FRD Restructuring), (iii) incur Capital Expenditures (or investments in lieu thereof permitted under Section 6.04(k)), (iv) make investments or
         (v) for any other purpose other than to effect the SRT Defeasance.";

         (ii) by substituting the following new definitions for the existing definitions of the terms "Excluded Subsidiaries", "New Senior Notes" and "New Senior Notes Indenture":

                  "'Excluded Subsidiaries' shall mean FRD and its subsidiaries; provided that upon and after the consummation of the FRD Restructuring and the effectiveness of Amendment No. 4 to this Agreement, Parent shall not have any Excluded Subsidiaries."

                  "'New Senior Notes' shall mean collectively the New Senior Notes (Series I) and the New Senior Notes (Series II) (including any New Senior Exchange Notes)."

                  "'New Senior Notes Indenture' shall mean collectively the New Senior Notes (Series I) Indenture and the New Senior Notes (Series II) Indenture.";

         (iii) by substituting the words "U.S. Bank Trust" for the words "First Trust" in the definition of the term "New Senior Notes Trustee";

         (iv) by deleting after the words "the lesser of" in the definition of the term "Consolidated Total Debt" the remaining text of such definition and substituting in its place the following:

         "(x) the Remaining H&Q Net Cash Proceeds as of such date and (y) the aggregate amount of all cash and cash equivalents of Parent, the Borrowers and the Specified Subsidiaries (excluding the Defeasance Eligible Investments (as defined in the Real Estate Financing Documents) acquired in connection with the SRT Defeasance) that would be set forth on a consolidated balance sheet of Parent, the

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         Borrowers and the Specified Subsidiaries prepared as of such date in accordance with GAAP.";

                  (v) by (A) substituting the words "(or other similar property or assets of a Real Estate Subsidiary that have been substituted for such specific property or assets)" for the parenthetical phrase in clause (f) of the definition of the term "Real Estate Refinancing", (B) substituting the word "and" for the comma at the end of clause (g) of such definition and (C) deleting all the text beginning with the word "and" at the end of clause (h) of such definition up to (but not including) the period at the end of such definition; and

                  (vi) by deleting the definition of the term "Significant Subsidiary Group".

         (b) Section 3.08 of the Credit Agreement is hereby amended by substituting (i) the words "(other than the shares of the capital stock of the Real Estate Subsidiaries)" for the parenthetical phrase in Section 3.08(a) and
(ii) a new Schedule 3.08(a) attached to this Amendment for the existing Schedule 3.08(a) to the Credit Agreement.

         (c) Section 5.11 of the Credit Agreement is hereby amended by deleting the words "(other than a subsidiary of FRD)".

         (d) Section 6.01 of the Credit Agreement is hereby amended as follows:

                  (i) by substituting a new Schedule 6.01 attached to this Amendment for the existing Schedule 6.01 to the Credit Agreement;

                  (ii) by substituting the words ", (iv) the FRD Senior Notes Documents and (v)" for the words "and (iv)" in Section 6.01(b); and

                  (iii) by inserting at the end of Section 6.01(b) before the semicolon the following:

                  ", provided that (i) Indebtedness evidenced by the New Senior Notes (Series II) and the New Senior Notes (Series II) Indenture (A) shall be incurred only pursuant to the consummation of the FRD Senior Notes Exchange Offer or the exchange offer of unregistered New Senior Notes (Series II) for New Senior Exchange Notes as contemplated by the FRD Restructuring Offering Memorandum and (B) shall not exceed an aggregate principal amount of $101,742,000 and (ii) Indebtedness evidenced by the FRD Senior Notes Documents shall not exceed an aggregate principal amount of $78,292,000.".

         (e) Section 6.02 of the Credit Agreement is hereby amended as follows:

                  (i) by deleting (A) after the words "subject to the Lien of a Loan Document, so long as" in the last proviso to Section 6.02(a), the word "(i)" and (B) after the words "made is fully and effectively released from such Lien" in such proviso, the remaining text of such proviso up to (but not including) the semicolon at the end of such proviso; and

                  (ii) by deleting after the words "arising in connection with intercompany transactions among Borrowers or Subsidiary Guarantors" in
         Section 6.02(f) the remaining text of such Section 6.02(f) up to (but not including) the semicolon.

         (f) Section 6.04 of the Credit Agreement is hereby amended (i) by deleting after the words "in the ordinary course of business" in Section 6.04(c) the comma and the entire proviso up to (but not including) the semicolon at the end of Section 6.04(c) and (ii) by substituting the following new Section 6.04(l) for the existing Section 6.04(l):

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                  "(l) investments by Parent in FRD Senior Notes to the extent that Parent is permitted to repurchase such FRD Senior Notes pursuant to Section 6.08(a); and".

                  (g) Section 6.05 of the Credit Agreement is hereby amended
(i) by deleting after the words "its assets to any Subsidiary Guarantor" in
Section 6.05(d) the comma and the proviso to Section 6.05(d) up to (but not including) the semicolon; and (ii) by substituting the following new Section 6.05(g) for the existing Section 6.05(g):

                  "(g) any Subsidiary Guarantor may merge or consolidate with or transfer all or substantially all of its assets to any other Subsidiary Guarantor and acquire by merger the assets of any person to the extent permitted by Section 6.04(k), provided that no such merger, consolidation, transfer or acquisition involving a Subsidiary Guarantor results in any loss of ownership by Parent of such Subsidiary Guarantor;".

                  (h) Section 6.08 of the Credit Agreement is hereby amended as follows:

                  (i) by substituting the following new Section 6.08(a) for the existing Section 6.08(a):

         "(a) Make any voluntary or optional payments, prepayments or redemptions of principal or premium or voluntarily repurchase, acquire or retire for value prior to the stated maturity with respect to Indebtedness (other than Indebtedness arising under the Loan Documents); provided that:

                  (i) the Mortgage Notes may be repaid with the proceeds of the Real Estate Refinancing,

                  (ii) Parent or the Subsidiaries may make up to an aggregate of $2,000,000 in prepayments of Indebtedness of Enterprises retained by Parent or any Subsidiary in connection with the Enterprises Sale,

                  (iii) Parent shall be permitted to purchase voluntarily FRD Senior Notes pursuant to the FRD Senior Notes Exchange Offer in an aggregate principal amount of not more than $156,897,000, provided that (A) Parent promptly contributes such FRD Senior Notes to FRD and FRD promptly cancels such FRD Senior Notes and (B) any cash purchase price of such FRD Senior Notes, not to exceed in aggregate $82,400,000, shall be funded from and shall reduce the Remaining H&Q Net Cash Proceeds,

                  (iv) Parent shall be permitted to purchase voluntarily New Senior Notes and/or FRD Senior Notes from time to time, provided, that (A) the purchase price of any such New Senior Note or FRD Senior Note, not to exceed the lesser of such note's then current Fair Market Value and its unpaid principal amount, shall be funded from and shall reduce the Remaining H&Q Net Cash Proceeds, (B) immediately after giving effect to such a purchase, (x) the Remaining H&Q Net Cash Proceeds shall not be less than the sum of the aggregate principal amount of the Loans outstanding at such time plus $40,000,000 and (y) no Default or Event of Default shall have occurred or be continuing or would result therefrom and (C) Parent promptly cancels such New Senior Notes and/or contributes such FRD Senior Notes to FRD and FRD promptly cancels such FRD Senior Notes,

                  (v) Parent shall be permitted to acquire unregistered New Senior Notes (Series II) pursuant to an exchange offer of such New Senior Notes for New Senior Exchange Notes as contemplated by the FRD Restructuring Offering Memorandum, and

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                  (vi) FRI-M shall be permitted to prepay all Indebtedness and other amounts due under the FRI-M Credit Agreement pursuant to the FRD Restructuring, provided that such payments shall be funded from and shall reduce the Remaining H&Q Net Cash Proceeds;

         provided further that such payments shall be permitted to retire Indebtedness to the extent required under a "due on sale" clause applicable to any disposition of assets permitted under Section 6.05."; and

         (ii) by inserting at the end of Section 6.08 the following new section:

                  "(c) If, as a result of the receipt of any cash proceeds by Parent or any Subsidiary in connection with an Asset Sale, Parent or FRD would be required by the terms of the FRD Senior Notes Indenture or the New Senior Notes Indenture to make an offer to repurchase FRD Senior Notes or New Senior Notes, respectively, prior to the respective maturity dates of such Notes, then Parent shall or shall cause one or more of the Subsidiaries to invest such cash proceeds in assets or businesses of Parent or the Subsidiaries in a manner that is permitted by the other provisions of this Agreement and that will eliminate any requirement under the FRD Senior Notes Indenture or the New Senior Notes Indenture to offer to repurchase FRD Senior Notes or New Senior Notes, respectively. Any such investment shall be made prior to the first day on which FRD or Parent would be required to commence a tender offer to repurchase with such cash proceeds FRD Senior Notes or New Senior Notes, respectively, under the FRD Senior Notes Indenture or New Senior Notes Indenture, respectively.".

         (i) Section 6.10 of the Credit Agreement is hereby amended by (i) deleting after the words "from time to time incur Consolidated Capital Expenditures (or investments in lieu thereof permitted under Section 6.04(k))" in the second proviso thereto the remaining text of Section 6.10 and substituting in its place the following:

         "to the extent that such additional Consolidated Capital Expenditures or investments are funded solely from (and shall reduce) the Remaining H&Q Net Cash Proceeds at such time (provided that immediately after giving effect to any such additional Consolidated Capital Expenditure or investment, the Remaining H&Q Net Cash Proceeds shall not be less than the aggregate principal amount of the Loans outstanding at such time)".

         (j) Section 6.15 of the Credit Agreement is hereby amended by inserting at the end of Section 6.15 the following:

         "Parent shall not permit FRD to (i) own or acquire any assets (other than shares of capital stock of FRD's subsidiaries, cash and Permitted Investments, provided that the amount of such cash, together with the Fair Market Value of such Permitted Investments, shall not at any time exceed $500,000 other than on any day on which a payment is due in respect of the FRD Senior Notes, in which event FRD may during such day hold additional cash in an amount up to the aggregate amount of such payment) or (ii) incur any liabilities (other than (A) liabilities under the Loan Documents or the FRD Senior Notes Documents, (B) liabilities imposed by law, including tax liabilities, and (C) other liabilities incidental to its existence and permitted business and activities).".

         (k) Section 6.04 of the Credit Agreement is hereby amended by inserting at the end of Section 6.04(e) before the semicolon the words ", or to the extent that Parent transfers all or a portion of such capital stock to a Subsidiary Guarantor, investments by such Subsidiary Guarantor in such capital stock".

         (l) Section 6.06(a) of the Credit Agreement is hereby amended (i) by substituting a comma for the word "and" immediately following the words "to Parent, to the Borrowers or to

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the Subsidiary Guarantors" in the proviso to such Section 6.06(a) and (ii) by inserting at the end of such Section 6.06(a) immediately before the period the following:

         "and (iii) Parent may declare and distribute to its stockholders a dividend comprised of rights to purchase preferred stock and/or common stock of Parent, provided that (A) such rights are issued and distributed to Parent's stockholders pursuant to a stockholders' rights plan, with substantially the same terms and conditions as described in the form of Rights Agreement, between Parent and a Rights Agent (to be determined), furnished to the Administrative Agent by Parent on or prior to the date hereof, and have only nominal value at the time of their issuance and distribution and (B) no Default or Event of Default shall have occurred or be continuing or would result therefrom".

         (m) Section 6.07 of the Credit Agreement is hereby amended by inserting at the end of such Section 6.07 immediately before the period the following:

         ", provided that Parent may issue and distribute to its stockholders that are Affiliates rights to purchase preferred stock and/or common stock of Parent to the extent that such rights are permitted to be issued and distributed to Parent's stockholders pursuant to Section 6.06(a)(iii)".

         SECTION 2. Effectiveness Date. The "Effectiveness Date" shall be specified by Parent and the Borrowers and shall be a date not later than December 31, 1998, as of which all the conditions set forth or referred to in
Section 4 hereof shall be satisfied. Parent and the Borrowers shall give the Administrative Agent not less than five Business Day's written notice proposing a date as the Effectiveness Date to the Administrative Agent. Sections 1(a) through 1(j) of this Amendment shall terminate at 5:00 p.m., New York City time, on December 31, 1998, if the Effectiveness Date shall not have occurred at or prior to such time.

         SECTION 3. Representations and Warranties. Parent and the Borrowers represent and warrant to the Administrative Agent and to each of the Lenders that:

                  (a) This Amendment has been duly authorized, executed and delivered by Parent and each of the Borrowers and constitutes their legal, valid and binding obligations, enforceable in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

                  (b) Before and after giving effect to this Amendment, the representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects with the same effect as if made on the date hereof, except to the extent such representations and warranties expressly relate to an earlier date.

                  (c) Before and after giving effect to this Amendment, no Event of Default or Default has occurred and is continuing.

                  (d) Immediately after the consummation of the FRD Restructuring on the Effectiveness Date, (a) the fair value of the assets of each Loan Party, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of each Loan Party will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) each Loan Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) each Loan Party will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Effectiveness Date.

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         SECTION 4. Conditions to Effectiveness. Effectiveness of Sections 1(a)
through 1(j) of this Amendment shall be subject to satisfaction of all of the following conditions:

                  (a) On or prior to the Effectiveness Date, the FRD Restructuring shall have been consummated on terms and conditions reasonably satisfactory to the Required Lenders (it being understood that the terms and conditions of the FRD Restructuring that are described in the FRD Restructuring Offering Memorandum shall, to the extent specifically described in such FRD Restructuring Offering Memorandum, be deemed satisfactory to the Required Lenders) and after giving effect thereto and the other transactions contemplated hereby, no default or event of default would exist under the FRD Senior Notes Indenture (as amended by the FRD Senior Notes Supplemental Indenture), the New Senior Notes Indenture or the Credit Agreement, as amended hereby.

                  (b) The Administrative Agent shall have received, on behalf of itself, the Lenders and the Issuing Bank, a favorable written opinion of Parker, Poe, Adams & Bernstein L.L.P., counsel for Parent and the Borrowers, substantially to the effect set forth in Exhibit A hereto,
         (A) dated the Effectiveness Date, (B) addressed to the Issuing Bank, the Administrative Agent, the Collateral Agent and the Lenders and (C) covering such other matters relating to the Loan Documents and the FRD Restructuring as the Administrative Agent shall reasonably request, and Parent and the Borrowers hereby request such counsel to deliver such opinions.

                  (c) All legal matters incident to this Amendment and the other Loan Documents to be entered into in connection herewith shall be satisfactory to the Lenders, to the Issuing Bank and to Cravath, Swaine & Moore, counsel for the Administrative Agent.

                  (d) The Administrative Agent shall have received (i) a copy of the certificate or articles of incorporation, including all amendments thereto, of FRD and each of its subsidiaries (each, a "FRD Subsidiary Guarantor"), certified as of a recent date by the Secretary of State of the state of its organization, and a certificate as to the good standing of each FRD Subsidiary Guarantor as of a recent date, from such Secretary of State; (ii) a certificate of the Secretary or Assistant Secretary of each FRD Subsidiary Guarantor dated the Effectiveness Date and certifying (A) that attached thereto is a true and complete copy of the by-laws of such FRD Subsidiary Guarantor as in effect on the Effectiveness Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such FRD Subsidiary Guarantor authorizing the execution, delivery and performance of the Loan Documents executed or to be executed in connection herewith and to which such person is a party and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation of such FRD Subsidiary Guarantor have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer executing any such Loan Document or any other document delivered in connection herewith on behalf of such FRD Subsidiary Guarantor; (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (ii) above; and
         (iv) such other documents as the Lenders, the Issuing Bank or Cravath, Swaine & Moore, counsel for the Administrative Agent, may reasonably request.

                  (e) The representations and warranties set forth in Section 3 hereof shall be true and correct with the same effect as if made on the Effectiveness Date, except to the extent such representations and warranties expressly relate to an earlier date, and the Administrative Agent shall have received a certificate, dated the Effectiveness Date and signed by a Financial Officer of Parent, confirming compliance with such condition.

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                  (f) A Pledge Agreement shall have been duly executed by FRD and the Subsidiaries of FRD listed on Schedule 4(f) hereto and delivered to the Collateral Agent and shall be in full force and effect, and all the outstanding capital stock of each FRD Subsidiary Guarantor shall have been duly and validly pledged thereunder to the Collateral Agent for the ratable benefit of the Secured Parties and certificates representing such shares, accompanied by instruments of transfer and stock powers endorsed in blank, shall be in the actual possession of the Collateral Agent; provided that to the extent to do so would cause adverse tax consequences to Parent or FRD, (A) no Domestic Subsidiary shall be required to pledge more than 65% of the capital stock of any Foreign Subsidiary and (B) no Foreign Subsidiary shall be required to pledge the capital stock of any of its subsidiaries.

                  (g) A Security Agreement shall have been duly executed by each FRD Subsidiary Guarantor and shall have been delivered to the Collateral Agent and shall be in full force and effect on such date and each document (including each Uniform Commercial Code financing statement) required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Collateral Agent for the benefit of the Secured Parties a valid, legal and perfected first-priority security interest in and lien on the Collateral of the FRD Subsidiary Guarantors (subject to any Lien expressly permitted by Section 6.02 of the Credit Agreement) described in such agreement shall have been delivered to the Collateral Agent.

                  (h) The Collateral Agent shall have received the results of a search of the Uniform Commercial Code filings (or equivalent filings) made with respect to the FRD Subsidiary Guarantors in the states (or other jurisdictions) in which the chief executive office of each such person is located, any offices of such persons in which records have been kept relating to Accounts (as defined in the Security Agreement) of the FRD Subsidiary Guarantors and the other jurisdictions in which Uniform Commercial Code filings (or equivalent filings) are to be made pursuant to the preceding paragraph, together with copies of the financing statements (or similar documents) disclosed by such search, and accompanied by evidence satisfactory to the Collateral Agent that the Liens indicated in any such financing statement (or similar document) would be permitted under Section 6.02 or have been released (or will be released pursuant to UCC termination statements which have been received by, and are satisfactory to, the Collateral Agent).

                  (i) The Collateral Agent shall have received a Perfection Certificate with respect to the FRD Subsidiary Guarantors dated the Effectiveness Date and duly executed by a Responsible Officer of Parent.

                  (j) A Subsidiary Guarantee Agreement shall have been duly executed by each FRD Subsidiary Guarantor, shall have been delivered to the Collateral Agent and shall be in full force and effect.

                  (k) An Indemnity, Subrogation and Contribution Agreement shall have been duly executed by each FRD Subsidiary Guarantor, shall have been delivered to the Collateral Agent and shall be in full force and effect.

                  (l) The Administrative Agent shall have received with respect to each FRD Subsidiary Guarantor a copy of, or a certificate as to coverage under, the insurance policies required by Section 5.02 of the Credit Agreement and the applicable provisions of the Security Documents, each of which shall be endorsed or otherwise amended to include a "standard" or "New York" lender's loss payable endorsement and to name the Collateral Agent as additional insured, in form and substance satisfactory to the Administrative Agent.

                  (m) The Lenders shall have received a pro forma consolidated balance sheet of Parent as of the Effectiveness Date, after giving effect to the consummation of the FRD

         Restructuring and the other transactions contemplated hereby, which shall not be materially inconsistent with the forecasts previously provided to the Lenders.

                  (n) The Board of Directors of Parent shall have designated FRD and its subsidiaries as "Subsidiaries" for purposes of the New Senior Notes (Series I) Indenture and the New Senior Notes (Series II) Indenture in accordance with the terms thereof, and the Administrative Agent shall have received a copy of the resolutions of the Board of Directors of Parent authorizing such designation together with a reasonably detailed calculation of the Fixed Charge Coverage Ratio (as defined in the New Senior Notes (Series I) Indenture), determined on a pro forma basis to give effect to the FRD Restructuring.

                  (o) The terms and conditions of the New Senior Notes (Series
         II) to be issued by Parent in connection with the FRD Senior Notes Exchange Offer (including the terms and conditions thereof relating to the interest rate, fees, amortization, maturity, prepayment requirements, mandatory call or redemption features, sinking funds, security, subordination (if any), covenants, events of default and remedies) shall be substantially identical to the terms and conditions of the New Senior Notes (Series I) with only certain additional provisions relating to restrictions on transfer of New Senior Notes (Series II) issued as part of the FRD Senior Notes Exchange Offer and certain registration rights in respect thereof and such other changes as shall be satisfactory to the Lenders.

                  (p) The terms and conditions of the FRD Senior Notes Supplemental Indenture shall be satisfactory to the Lenders (it being understood that the terms and conditions set forth in the form of FRD Senior Notes Supplemental Indenture provided to the Administrative Agent in connection with the FRD Restructuring Offering Memorandum shall be deemed satisfactory to the Lenders).

                  (q) On or prior to the Effectiveness Date, (i) the principal, interest, fees and other amounts due under the FRI-M Credit Agreement shall have been repaid in full, (ii) all commitments to lend under the FRI-M Credit Agreement shall have been permanently terminated, (iii) all obligations under or relating to the FRI-M Credit Agreement (other than indemnification obligations that would customarily survive termination) and all security interests related thereto shall have been discharged and (iv) the Administrative Agent shall have received satisfactory evidence of such repayment, termination and discharge.

                  (r) The Lenders shall be satisfied with the capitalization, structure and equity ownership of Parent and the Subsidiaries after giving effect to the consummation of the FRD Restructuring (it being understood that the post-FRD Restructuring capitalization and structure of Parent and the Subsidiaries that are described in the FRD Restructuring Offering Memorandum shall, to the extent specifically described in such FRD Restructuring Offering Memorandum, be deemed satisfactory to the Lenders).

                  (s) There shall be no litigation, arbitration or administrative proceeding or consent decree that would reasonably be expected to have a material adverse effect on the business, assets, operations, properties, condition (financial or otherwise), prospects or material agreements of Parent and the Subsidiaries, taken as a whole, or on the ability of the parties to consummate the FRD Restructuring.

                  (t) The Administrative Agent shall be reasonably satisfied with the liquidity, and sufficiency of amounts available under the Credit Agreement to meet the ongoing working capital and other cash requirements, of Parent and the Subsidiaries following the consummation of the FRD Restructuring and the other transactions contemplated hereby.

                  (u) The consummation of the FRD Restructuring shall not (i) violate any applicable law, statute, consent decree, rule or regulation or (ii) conflict with, or result in a default or event of default under, or a termination or interruption of, any material agreement of Parent or any of the Subsidiaries.

                  (v) The Administrative Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of Parent, each of the Borrowers and the Required Lenders.

                  Sections 1(k), 1(l) and 1(m) of this Amendment shall be effective upon satisfaction of the condition set forth in Section 4(v) notwithstanding any termination of the other provisions of Section 1 pursuant to Section 2.

         SECTION 5. Additional Agreements. Parent and the Borrowers agree that
(i) their respective obligations pursuant to this Amendment to deliver to the Collateral Agent Security Documents with respect to assets of the FRD Subsidiary Guarantors shall not in any way affect their obligations under Section 5.11 of the Credit Agreement and (ii) any Security Documents delivered to the Collateral Agent pursuant to this Amendment shall be deemed for purposes of the Credit Agreement also to have been delivered by the applicable Loan Party pursuant
Section 5.11 of the Credit Agreement.

         SECTION 6. Credit Agreement. Except as specifically amended hereby, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof as in existence on the date hereof. On and after the Effectiveness Date, any reference to the Credit Agreement shall mean the Credit Agreement as amended hereby.

         SECTION 7. Loan Document. This Amendment shall be a Loan Document for all purposes.

         SECTION 8. APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         SECTION 9. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement. Delivery of an executed counterpart of a signature page of this Amendment by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment.

         SECTION 10. Expenses. Parent and the Borrowers agree to reimburse the Administrative Agent for its out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Administrative Agent.


         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first written above.


                              ADVANTICA RESTAURANT GROUP, INC.,

                                   by
                                           /s/  Kenneth E. Jones
                                        ------------------------------------
                                        Name:   Kenneth E. Jones
                                        Title:  Vice President and Treasurer

                              DENNY'S, INC.,

                                   by
                                           /s/  Kenneth E. Jones
                                        ------------------------------------
                                        Name:   Kenneth E. Jones
                                        Title:  Vice President and Treasurer


                              EL POLLO LOCO, INC.,

                                   by
                                        /s/     Kenneth E. Jones
                                        ------------------------------------
                                        Name:   Kenneth E. Jones
                                        Title:  Vice President and Treasurer


                              FLAGSTAR SYSTEMS, INC.,

                                   by
                                        /s/     Kenneth E. Jones
                                        ------------------------------------
                                        Name:   Kenneth E. Jones
                                        Title:  Vice President and Treasurer


                              THE CHASE MANHATTAN BANK, individually and as Administrative Agent, Collateral Agent, Swingline Lender and Issuing Bank,

                                   by
                                           /s/ William P. Rindfuss
                                        ------------------------------------
                                        Name:  William P. Rindfuss
                                        Title: Vice President


                              GREEN TREE FINANCIAL SERVICING
                              CORPORATION,

                                   by
                                           /s/ C. A. Gouskos
                                        ------------------------------------
                                        Name:  C. A. Gouskos
                                        Title: Senior Vice President


                              JACKSON NATIONAL LIFE INSURANCE
                              COMPANY, as Assignee, by PPM Finance, Inc., its attorney in fact,

                                   by
                                           /s/ Martin J. Battaglia
                                        ------------------------------------
                                        Name:  Martin J. Battaglia
                                        Title: Senior Managing Director

                              KZH III LLC,

                                   by
                                          /s/   Andrew Taylor
                                        ------------------------------------
                                        Name:   Andrew Taylor
                                        Title:  Authorized Agent


                              KZH CNC LLC,

                                   by
                                          /s/  Andrew Taylor
                                        ------------------------------------
                                        Name:  Andrew Taylor
                                        Title: Authorized Agent


                              THE LONG-TERM CREDIT BANK OF JAPAN,
                              LIMITED, NEW YORK BRANCH,

                                   by
                                         /s/    Koji Sasayama
                                        ------------------------------------
                                        Name:   Koji Sasayama
                                        Title:  Deputy General Manager


                              SANWA BUSINESS CREDIT CORPORATION,

                                   by
                                           /s/ Mark Flamm
                                        ------------------------------------
                                        Name:  Mark Flamm
                                        Title: Vice President